UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 12, 2014

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 12, 2014, members of executive management of UIL Holdings Corporation (the Registrant or UIL Holdings) will give a presentation in Dallas, Texas at the 49th Annual EEI Financial Conference.  A copy of the Registrant's presentation is attached hereto as Exhibit 99.1.

Use of Non-GAAP Measures

The Registrant’s presentation included as Exhibit 99.1 provides an earnings breakdown presented on a net income basis as well as UIL Holdings’ earnings excluding certain non-recurring expenses identified therein, which is a non-GAAP presentation.  The presentation also provides UIL Holdings’ earnings guidance excluding certain non-recurring expenses, as well as earnings per share (EPS) guidance by line of business, both of which are also non-GAAP presentations.  Management believes such presentations are useful in understanding and evaluating the actual and projected financial performance and contribution of UIL Holdings’ businesses.  EPS by business is calculated by taking the projected pretax amounts determined in accordance with GAAP of each line of business, and applying the effective statutory federal and state tax rate and then dividing the results by the average number of diluted shares of UIL Holdings’ common stock outstanding.  Any such amounts provided are provided for informational purposes only and are not intended to be used to calculate "Pro-forma" amounts.

The Registrant is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD.

The information contained in this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits: The following exhibit is furnished as part of this report:

Exhibit Description

99.1	Presentation: 49th Annual EEI Financial Conference November 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION Registrant

Date: November 12, 2014	By	/s/ Steven P. Favuzza
Steven P. Favuzza
Vice President and Controller

Exhibit Index

Exhibit	Description

99.1	Presentation: 49th Annual EEI Financial Conference November 2014.